Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No.  333-264807) and Form S-8 (File No. 333-258658) of our report dated January 19, 2023, relating to the consolidated financial statements of EpicQuest Education Group International Limited appearing in the Annual Report on Form 20-F for the year ended September 30, 2022. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado
January 19, 2023

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us